UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017 (July 27, 2017)

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

INTRODUCTORY NOTE

As previously announced, on June 14, 2017, Rightside Group, Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 13, 2017, with Donuts Inc. (“Parent”) and DTS Sub Inc. (“Purchaser”). Subject to the terms and conditions set forth in the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (the “Shares”) for a purchase price of $10.60 per Share in cash, without interest (the “Offer Price”), subject to applicable tax withholdings.

Following the expiration of the Offer at 12:00 midnight, New York City time, on July 26, 2017 (one minute after 11:59 p.m., New York City time, on July 26, 2017), Purchaser accepted for payment 17,740,054 Shares, representing approximately 92.0% of the issued and outstanding Shares. Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer according to the terms and conditions thereof.

Following the expiration of the Offer, pursuant to the terms of the Merger Agreement, on July 28, 2017, Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent, in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

On July 28, 2017, in connection with the consummation of the Merger, the Company terminated its Credit Agreement, dated as of August 1, 2014 (as amended, the “Terminated Credit Agreement”), by and among the Company, certain subsidiaries of the Company as co-borrowers and guarantors, and Silicon Valley Bank. No obligations were outstanding under the Terminated Credit Agreement, other than a letter of credit that will remain outstanding as a letter of credit under that certain Credit Agreement, dated as of November 7, 2016 (as amended, the “Parent Credit Agreement”), by and among Parent, Silicon Valley Bank and the other lenders party thereto. The Company was not obligated to pay any early termination fees or penalties as a result of the termination.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under the “Introductory Note” is incorporated by reference herein.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	each outstanding Share not tendered in the Offer (other than (i) treasury shares, (ii) Shares held by Parent, Purchaser or any wholly-owned subsidiary of Parent, (iii) Shares held by the Company or any subsidiaries of the Company, and (iv) Shares owned by Company stockholders who have properly preserved their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)) was converted into the right to receive the Offer Price, subject to applicable tax withholdings;

•	each outstanding option to purchase Shares (“Stock Options”) with a per Share exercise price less than the Offer Price was cancelled in exchange for a cash payment, subject to applicable tax withholdings, equal to (1) (A) the Offer Price less (B) the per Share exercise price multiplied by (2) the number of Shares subject to the Stock Option, and each outstanding Stock Option with a per Share exercise price equal to or greater than the Offer Price was cancelled and extinguished for no consideration; and

•	each outstanding restricted stock unit (“RSU”) award of the Company was cancelled in exchange for the right to receive an amount in cash, payable in installments and subject to applicable withholdings, equal to (1) the Offer Price multiplied by (2) the number of Shares underlying the RSU, which remains subject to the same vesting schedule and other terms and conditions that applied to the original RSU award.

The descriptions of the Merger Agreement and the transactions contemplated thereby contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

In connection with the Merger, the Company and certain of its domestic subsidiaries have guaranteed Parent’s obligations under the Parent Credit Agreement, which provides for a secured term loan facility in an aggregate principal amount of $85,000,000, a secured revolving loan facility in an aggregate principal amount of up to $25,000,000, and a letter of credit facility, which is a sublimit of and not in addition to the revolving loan facility, of up to $20,000,000, with the Parent’s obligations under the Parent Credit Agreement secured by a pledge of a security interest in substantially all of the assets of Parent. The guarantees are supported by a pledge of a security interest in substantially all of the assets of each subsidiary that is a guarantor.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2017, in connection with the Merger, the Company notified NASDAQ of its intent to remove the Shares from listing on the NASDAQ Global Select Market and requested NASDAQ to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 5.01 and 5.03 is incorporated by reference herein.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, (ii) Shares held by Parent, Purchaser or any wholly-owned subsidiary of Parent, (iii) Shares held by the Company or any subsidiaries of the Company, and (iv) Shares owned by Company stockholders who have properly preserved their appraisal rights under Section 262 of the DGCL) was cancelled and converted into the right to receive the Offer Price. Holders of Shares that were issued and outstanding prior to the Effective Time ceased to have any rights with respect to such securities, other than their right to receive the Offer Price, as applicable, and they do not have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The information set forth under the “Introductory Note” and under Item 2.01 is incorporated by reference herein.

As a result of the Purchaser’s acceptance of the Company’s Shares pursuant to the Offer and the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

The aggregate value of the acquisition transaction was approximately $213 million. The funds used by Purchaser to purchase the Company were acquired from Parent, from a combination of cash on Parent’s balance sheet and proceeds from the debt financing referenced above under Item 2.03, and cash on the Company’s balance sheet.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with the terms of the Merger Agreement, on July 28, 2017, the board of directors of Purchaser, which consisted of Bruce Jaffe, David Rostov and Alvaro Alvarez, became the board of directors of the Company following the Merger, and the officers of Purchaser, which consisted of Bruce Jaffe as President, David Rostov as Treasurer and Vice President, and Alvaro Alvarez as Secretary and Vice President, became the officers of the Company following the Merger.

Biographical and other information with respect to the new directors and officers of the Company is set forth in Schedule I to the Offer to Purchase, dated June 27, 2017 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on June 27, 2017 (together with any amendments and supplements thereto), which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which exhibits are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2017, by and among the Company, Parent and Purchaser (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 14, 2017)*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rightside agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2017	RIGHTSIDE GROUP, LTD.

	By:	/s/ Alvaro Alvarez
Alvaro Alvarez
Secretary and Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2017, by and among Rightside Group, Ltd., Donuts Inc. and DTS Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 14, 2017)*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rightside agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.